Investor Contact:         Kurt R. Harrington 703-312-9647 or kharrington@fbr.com
Media Contact:            Robert Leahy 703-312-9745 or bleahy@fbr.com or
                          Bill Dixon 703-469-1092 or bdixon@fbr.com

                    FBR Asset Investment Corporation Reports
           Earnings per Share of $1.30 for the Fourth Quarter of 2002

    Record Full Year Earnings per Share of $5.72 Increase 37% over Prior Year

ARLINGTON, Va., January 29, 2003 - FBR Asset Investment Corporation (NYSE: FB) today announced record earnings for 2002. Net income was $117.1 million or $5.72 per fully diluted share for the year ended December 31, 2002 compared to $23.1 million or $4.17 per fully diluted share for the year ended December 31, 2001. For the quarter ended December 31, 2002, net income was $32.9 million or $1.30 per fully diluted share compared to $13.3 million or $1.62 per fully diluted share for the prior year's comparable period. The Company had 26.2 million shares outstanding at December 31, 2002 and weighted average fully diluted shares outstanding during the year were 20.5 million. FBR Asset declared a quarterly dividend of $1.25 per share and an additional special dividend of $.30 per share on December 10, 2002, to shareholders of record as of December 27, 2002. The Company declared a total of $5.30 in dividends per share for the year.

At December 31, 2002, FBR Asset Investment Corporation's (the Company) portfolio of mortgage-backed securities (MBS) at fair value totaled $5.21 billion and the Company's corresponding repurchase agreement liabilities were $4.54 billion resulting in leverage of 7.0 to 1 at the end of the year. At December 31, 2002 the Company's investments in equity securities totaled $103.2 million. Total equity at December 31, 2002 was $752.2 million and book value per outstanding common share was $28.76.

The weighted average annual yield of the MBS portfolio was 4.28% for the fourth quarter and the Company's weighted average interest rate of financing for the mortgage-backed securities was 1.81% (including the cost of hedging) resulting in a net interest spread of 2.47% during the fourth quarter. The spread in the fourth quarter was down 26 basis points from 2.73% during the third quarter as a result of lower asset yields partially offset by a lower cost of funds. During the quarter, the Company experienced an average one-month CPR (constant pre-payment rate) of 36%. The weighted average net interest spread for the full year was 2.76%. The average unamortized cost of the Company's MBS portfolio was
101.65 at December 31, 2002.

Net interest income and gains from the MBS portfolio totaled $42.2 million in the fourth quarter and $118.8 million for the full year, contributing approximately 95.4% and 80.9% respectively, of the Company's net revenue (net interest, dividends, fees and net gains). Dividends and net gains from equity investments totaled $1.4 million in the fourth quarter and $20.0 million for the full year representing approximately 3.2% and 13.6%, respectively of net revenue. Fees earned from Friedman, Billings, Ramsey Group, Inc. (FBR) investment banking transactions totaled $0.5 million during the fourth quarter and $6.4 million for the full year contributing approximately 1.2% and 4.4% respectively, of net revenue. The Company's return on equity (excluding Other Comprehensive Income) for the fourth quarter (annualized) was 19.3% and for the full year was 21.2% and its annualized dividend yield based upon yesterday's closing price is 15.5%.

At year-end, the Company continued to maintain a low effective duration of 1.18 in its mortgage-backed securities portfolio. As of December 31, 2002 the Company no longer owned any fixed rate mortgage pools in its portfolio. The Company continued to own only adjustable rate mortgage-backed securities guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae. At December 31, 2002, the weighted average number of days to repricing of the Company's liabilities (including the impact of hedging) was 141 days.

As previously disclosed, the Company issued 1.1 million shares of common stock to an institutional investor on December 6, 2002 at a price of $33.65. Net proceeds to the Company from this sale were approximately $37.0 million.

Commenting on the Company's performance for 2002, Eric Billings, Chairman and CEO said, "2002 was a tremendous year for FBR Asset and its shareholders. During the year, we increased book value by over 20% while growing the Company's total equity from approximately $200 million at the end of 2001 to over $750 million at December 31, 2002. Additionally, we declared shareholder dividends of $5.30 during the year which when combined with the growth in book value for the year represented a total return on beginning equity of over 42%. These results were achieved in what was an overall favorable environment for our strategy, but the year also presented challenges in the form of unprecedented prepayment activity within the mortgage-backed securities market and a volatile equity market. I am pleased to say we were able to manage these challenges effectively during the year, but we remain focused on what continues to be a unique environment for our business. We believe many of the actions we have taken during 2002 have prepared us to continue to perform well in 2003."

Richard J. Hendrix, President and COO, discussed the Company's pending merger, "The process to complete our business combination with FBR Group (NYSE:FBR) continues to progress well. We anticipate closing in the first quarter of 2003 based upon the time required to complete our shareholder vote process. We continue to believe that the merger provides tremendous value to FBR Asset shareholders and we look forward to becoming part of what will be the seventh largest independent brokerage firm in the country."

FBR Asset is a real estate investment trust (REIT) that was formed in December 1997. FBR Asset invests in mortgage-backed securities and makes opportunistic investments in debt and equity securities of companies engaged in real estate-related and other businesses.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy securities of FBR Asset nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A live webcast of the joint FBR/FBR Asset conference call on January 29th will be available at 9 a.m. (Eastern Time) via http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=FBR. Replays of the webcast will be available afterward.

                                      # # #

The Company makes forward-looking statements in this document that are subject to risks and uncertainties in addition to those set forth above. These forward-looking statements include information about possible or assumed future results of the Company's operations. Also, when the Company uses any of the words "believes," "expects," "anticipates" or similar expressions, it is making forward-looking statements. Many possible events or factors could affect the Company's future financial results and performance. This could cause the Company's results or performance to differ materially from those expressed in the forward-looking statements. These and other risks are described in the Company's publicly filed documents and reports that are available from the Company and from the SEC.

Proxy Information
In connection with the proposed merger of FBR Asset and Friedman, Billings, Ramsey Group, Inc., FBR Asset, FBR Group and a merger subsidiary of FBR Asset called Forest Merger Corporation have filed a preliminary joint proxy statement/prospectus with the Securities and Exchange Commission. In addition, FBR Group, FBR Asset and Forest Merger Corporation will prepare and file a definitive joint proxy statement/prospectus and other documents regarding the proposed transaction with the SEC. Investors and security holders are urged to carefully read the definitive joint proxy statement/prospectus regarding the proposed transactions when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when it is available) and other documents containing information about FBR Group and FBR Asset, without charge, at the SEC's web site at http://www.sec.gov. Free copies of both companies' filings may be obtained by directing a request to 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Investor Relations.

Participants in Solicitation
FBR Group, FBR Asset and their respective directors, executive officers and other members of their management and employees may be soliciting proxies from their respective stockholders in connection with the proposed merger. Information concerning FBR Group's participants in the solicitation is set forth in FBR Group's proxy statement for its annual meeting of stockholders, filed with the SEC on May 30, 2002. Information concerning FBR Asset's participants in the solicitation is set forth in FBR Asset's proxy statement for its annual meeting of stockholders, filed with the SEC on April 23, 2002. Additional information is set forth in the preliminary joint proxy statement/prospectus and will be set forth in the definitive preliminary joint proxy statement/prospectus when it is filed with the SEC.

Financial data follows.



FBR ASSET INVESTMENT CORPORATION
CONDENSED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)


                                                                                 Three months ended
                                                                                    December 31,
                                                            -------------------------------------------------------------

Revenue:                                                               2002                                     2001
                                                            -----------------------                  --------------------
 Interest                                                                 $ 57,038                              $ 17,514
 Dividends                                                                   1,403                                 1,510
 Fee income                                                                    533                                 1,174
                                                            -----------------------                  --------------------
                Total Revenue                                               58,974                                20,198

Expenses:
 Interest                                                                   23,488                                 6,819
 Management fees:
    Base                                                                     2,925                                   879
    Incentive                                                                5,036                                   841
 Professional fees & other                                                   3,179                                   181
                                                            -----------------------                  --------------------
                Total Expenses                                              34,628                                 8,720
                                                            -----------------------                  --------------------

            Net realized gains                                               8,777                                 2,265
                                                            -----------------------                  --------------------
            Net income before income taxes                                  33,123                                13,743
            Income tax provision                                             (209)                                 (474)
                                                            -----------------------                  --------------------
            Net income                                                    $ 32,914                              $ 13,269
                                                            =======================                  ====================


Basic earnings per share                                                  $   1.30                               $  1.65
                                                            =======================                  ====================

Diluted earnings per share                                                $   1.30                               $  1.62
                                                            =======================                  ====================

Basic weighted-average shares                                               25,317                                 8,053
                                                            =======================                  ====================

Diluted weighted-average shares                                             25,341                                 8,198
                                                            =======================                  ====================





FBR ASSET INVESTMENT CORPORATION
CONDENSED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)



                                                                                     Year ended
                                                                                    December 31,
                                                            -------------------------------------------------------------
Revenue:                                                               2002                                     2001
                                                            -----------------------                  --------------------
 Interest                                                               $  176,205                              $ 32,391
 Dividends                                                                   3,367                                 3,821
 Fee income                                                                  6,391                                 2,876
                                                            -----------------------                  --------------------
                Total Revenue                                              185,963                                39,088

Expenses:
 Interest                                                                   67,558                                14,613
 Management fees:
    Base                                                                     8,642                                 1,842
    Incentive                                                               13,769                                 1,652
 Professional fees & other                                                   4,858                                   772
                                                            -----------------------                  --------------------
                Total Expenses                                              94,827                                18,879
                                                            -----------------------                  --------------------

            Net realized gains                                              28,423                                 3,875
            Recognized loss on available for-sale
            equity securities                                                   --                                 (545)
                                                            -----------------------                  --------------------
            Net income before income taxes                                 119,559                                23,539
            Income tax provision                                           (2,489)                                 (474)
                                                            -----------------------                  --------------------
            Net income                                                   $ 117,070                              $ 23,065
                                                            =======================                  ====================


Basic earnings per share                                                  $   5.73                               $  4.27
                                                            =======================                  ====================

Diluted earnings per share                                                $   5.72                               $  4.17
                                                            =======================                  ====================

Basic weighted-average shares                                               20,432                                 5,402
                                                            =======================                  ====================

Diluted weighted-average shares                                             20,455                                 5,525
                                                            =======================                  ====================





FBR ASSET INVESTMENT CORPORATION
CONDENSED STATEMENT OF OPERATIONS
(Unaudited)

                           Selected Balance Sheet Data


                                                          As of                      As of              Average Daily Balance
                                                     December 31, 2001          December 31, 2002                2002
                                                     -----------------          -----------------                ----

Mortgage-Backed securities                              1,238,365,511               5,208,616,030            3,783,519,303(2)
Repurchase agreements                                   1,105,145,000               4,535,881,000            3,476,745,074
Equity securities(1)                                       61,692,660                 103,171,251               60,055,846
Notes receivable                                            8,000,000                           -                5,549,905
Equity capital(3)                                         203,865,546                 752,169,222              593,791,671





                                                                                                             4th Quarter
                                                          As of                      As of              Average Daily Balance
                                                    September 30, 2002          December 31, 2002                2002
                                                    ------------------          -----------------                ----

Mortgage-Backed securities                              5,822,504,819               5,208,616,030            5,316,104,168(2)
Repurchase agreements                                   5,151,038,600               4,535,881,000            5,066,634,576
Equity securities(1)                                       99,307,501                 103,171,251              103,675,834
Notes receivable                                                    -                           -                        -
Equity capital(3)                                         728,026,265                 752,169,222              746,783,160


(1) Public equities are recorded at fair value. Non-public equities are recorded at cost.
(2) Average daily book value.
(3) The average daily balance is the average of the month-end balances including Other Comprehensive Income.